UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2005

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23747	98-0177556
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 N 34th Street, Seattle, WA 98103

(Address of principal executive offices, including zip code)

(206) 925-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 18, 2005, Getty Images, Inc. (the company) gave notice to Bank of America N.A. that the company would terminate the credit agreement dated July 19, 2002 between the company and Bank of America N.A., as amended, pursuant to Section 2.07 of the agreement, effective February 28, 2005. The credit agreement was filed as an exhibit to the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2002, and the amendment was filed as an exhibit to the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2003. Both exhibits are incorporated by reference herein.

The company elected to terminate the agreement prior to its expiration in July of 2005 and to not replace the facility because funds had not been borrowed under the facility since 2002. The company will not incur any early termination penalties as a result of the termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ ELIZABETH J. HUEBNER
Elizabeth J. Huebner
Senior Vice President and Chief Financial Officer

Date: February 24, 2005